UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 21, 2015
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of Company as specified in its charter)

Commission File Number: 001-34055
_______________

Delaware (State or other jurisdiction of incorporation)	82-0291227 (IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Company’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Kiran Patankar

On December 21, 2015, the Board of Directors of the Company received a letter of resignation from Mr. Kiran Patankar, pursuant to which Mr. Patankar resigned as Chief Executive Officer and President of the Company effective January 20, 2015. Mr. Patankar has claimed in his letter to the Board that such resignation is pursuant to “good reason” as set forth in Mr. Patankar’s employment agreement dated August 28, 2015, pursuant to which Mr. Patankar would be owed severance payments by the Company as set forth therein and as described in the Company’s Current Report on Form 8-K as filed with the SEC on September 3, 2015.  The Company’s Board of Directors does not agree with Mr. Patankar’s characterization of the resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: December 28, 2015	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer